 Stringer Growth Fund 485BPOS

Exhibit 99(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the 360 Funds and to the use of our report dated April 28, 2022 on the financial statements and financial highlights of Stringer Growth Fund, a series of 360 Funds. Such financial statements and financial highlights appear in the February 28, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

  BBD, LLP

Philadelphia, Pennsylvania

June 27, 2023